UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 20, 2006

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 South Main Street Minot, ND 58701
(Address of principal executive offices, including zip code)

(701) 837-4738
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act

□    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

□    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

□    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

___________________________________________________________________________________________

Item 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On September 19, 2006, Investors Real Estate Trust (“IRET” or the “Company”) held its 2006 Annual Meeting of Shareholders.  At the meeting, the existing Board of Trustees was reelected, with the exception of Mr. Daniel L. Feist, who retired from the Board effective at the Annual Meeting.  In addition, Edward T. Schafer and C.W. “Chip” Morgan were elected as independent trustees of the Company.  Mr. Schafer was the Governor of North Dakota from 1992 to 2000, and, until January of this year, was the Chief Executive officer of Extend America, a telecommunications company.  Mr. Morgan is the President and Chief Executive Officer of Northwest Respiratory Services, LLC, a home medical company, and a director of First Western Bank, Eden Prairie, Minnesota.  Mr. Schafer will serve on the Compensation and Nominating Committees of the IRET Board of Trustees.  Mr. Morgan will serve on the Audit Committee, the Compensation Committee and the Nominating Committee.

On September 20, 2006, the IRET Board of Trustees appointed Mr. W. David Scott as a trustee of the Company, effective immediately.  Mr. Scott is the Chief Executive Officer of Magnum Resources, Inc., an Omaha-based real estate services and investment firm.  On September 15, 2006, IRET closed on its acquisition from subsidiaries of Magnum Resources of a portfolio of nine office properties totaling approximately 936,320 rentable square feet.  IRET’s Board of Trustees has determined that Mr. Scott is not independent under the listing standards of the NASDAQ Stock Exchange, and accordingly he will not serve on any Board committees.

As compensation for their service as trustees, Mr. Schafer, Mr. Morgan and Mr. Scott will receive IRET’s established compensation for non-management trustees, which consists of trustee fees of $20,000 per year, a fee of $200 for each Board and Committee meeting attended, and reimbursement of expenses incurred in traveling to Board and Committee meetings.  Members of the Audit Committee receive an additional fee of $1,000 per year.

Item 7.01        Regulation FD Disclosure

On September 20, 2006, IRET issued a press release announcing the election of two new independent members of the Board of Trustees, and announcing the appointment to the Board of Trustees of a third new, non-independent trustee.  The press release is attached hereto as Exhibit 99, and is incorporated herein by reference.  Such press release is being furnished, and shall not be deemed to be “filed” with the SEC.

Item 9.01        Financial Statements and Exhibits

99                    Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTORS REAL ESTATE TRUST
(Registrant)

By:	/s/ Timothy P. Mihalick
Timothy P. Mihalick
Senior Vice President &
Chief Operating Officer

Dated:  September 20, 2006

Exhibit Index

Exhibit No.	Description

99	Press Release